BME

BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	December 20, 2011
Pay Date	December 30, 2011

Distribution Amount per share	$0.384375
Special Distribution	$0.963000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.009705	1%	$0.009705	1%
Net Realized Short-Term Capital Gains	$0.963000	71%	$0.963000	71%
Net Realized Long-Term Capital Gains	$0.374670	28%	$0.374670	28%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$1.347375	100%	$1.347375	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2011				6.93%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2011				5.77%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2011				-0.07%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2011				5.06%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BME

BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	March 15, 2012
Pay Date	March 30, 2012

Distribution Amount per share	$0.384375

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.046570	12%	$0.060598	3%
Net Realized Short-Term Capital Gains	$0.337805	88%	$0.463110	27%
Net Realized Long-Term Capital Gains	$—	0%	$1.208042	70%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.384375	100%	$1.731750	100%

Average annual total return (in relation to NAV) for the 5-year period ending on February 29, 2012				8.02%

Annualized current distribution rate expressed as a percentage of NAV as of February 29, 2012				5.68%

Cumulative total return (in relation to NAV) for the fiscal year through February 29, 2012				6.78%

Cumulative fiscal year distributions as a percentage of NAV as of February 29, 2012				4.98%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257